UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SECURITIES DEVICES INTERNATIONAL INC.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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SECURITY DEVICES INTERNATIONAL INC.

2016 Annual and Special Meeting of Stockholders

Proxy Statement

SECURITY DEVICES INTERNATIONAL INC.
25 SAWYER PASSWAY
FITCHBURG • MA • USA • 01420

Notice of Annual and Special Meeting of Stockholders

To all Stockholders of Security Devices International Inc.:

You are invited to attend the 2016 Annual and Special Meeting of Stockholders (the “Annual Meeting”) of Security Devices International Inc. (the “Company” or “SDI”). The Annual Meeting will be held at the Holiday Inn, 590 Argus Road, Oakville, ON L6J 3J3 Canada, on December 15, 2016, at 10:00 am EST. The purposes of the Annual Meeting are:

1.	To receive the audited consolidated financial statements of the Company of and for the fiscal year ended November 30, 2015.

2.	To elect five (5) directors of the Company (each a “Director” and collectively, the “Directors”) to serve until the close of the 2017 Annual Meeting of Stockholders.

3.

To ratify the appointment of Schwartz, Levitsky, Feldman, LLP as independent registered public accountant (the “auditors”) for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration;

4.	To approve the consulting agreement between the Company and Northeast Industrial Partners LLC; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed November 1, 2016 as the record date for the Annual Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of November 1, 2016 will be available for inspection by any stockholder at our principal place of business, 300-125 Lakeshore Road East, Oakville, Ontario L6J 1H3 Canada, starting December 1, 2016, during normal business hours, and at the Annual Meeting.

Accompanying this notice of meeting is the management information circular (the “Circular”). Please review the Circular carefully and in full prior to voting in relation to the matters set out above as the Circular has been prepared to help you make an informed decision on such matters.

Shareholders are invited to attend the Annual Meeting. Record shareholders who are unable to attend the Annual Meeting in person are requested to vote by mail by completing, dating and signing the enclosed form of proxy (the “Proxy Card”) and send it in the enclosed envelope to the Company's co-transfer agent, TSX Trust Company*, 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1, or vote via the Internet, by going to www.voteproxyonline.com and following the instructions on the website, or by fax to Proxy Department 416-595-9593. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

*Note: TSX Trust Company is operating the transfer agency and corporate trust business in the name of Equity Financial Trust Company for a transition period.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) or by the Company’s transfer agent not later than 10:00 a.m. (Eastern Time) on December 13, 2016, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the rescheduled meeting. The Chair of the Annual Meeting may, at his discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you have voted by proxy using the Proxy Card, via fax or the Internet or by phone, any subsequent vote by proxy through any of these methods will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, and only a later dated proxy received prior to the deadline will be counted.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

By Order of the Board of Directors,

/s/ Dean Thrasher
President, Secretary and Chief Executive Officer
November 14, 2016

SECURITY DEVICES INTERNATIONAL INC.
25 SAWYER PASSWAY
FITCHBURG • MA • USA • 01420

Proxy Statement

ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2016

Unless the context requires otherwise, references in this proxy statement to “SDI,” the “Company,” “we,” “us,” or “our” refer to Security Devices International Inc.

The Annual and Special Meeting of Stockholders (the “Annual Meeting”) will be held at the Holiday Inn, 590 Argus Road, Oakville, ON L6J 3J3 Canada, on December 15, 2016, at 10:00am EST. We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by our Board of Directors (the “Board”) of proxies for this Annual Meeting. This proxy statement (the “Proxy Statement”) will first be mailed to holders of our voting stock on or about November 14, 2016.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your broker or such other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on November 1, 2016, and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares of common stock.

When you sign the proxy card you appoint Dean Thrasher, our Chief Executive Officer, and if Mr. Thrasher is unavailable, Rakesh Malhotra, our Chief Financial Officer, as your representative at the Annual Meeting. As your representatives, they will vote your shares of common stock at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your shares of common stock, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed November 1, 2016, as the record date for the Annual Meeting. Only holders of shares of our voting stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of November 1, 2016, we had 55,104,493 shares of common stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.	the election of five (5) Directors to serve until the close of the 2017 Annual Meeting of Stockholders (“Proposal No. 1”);

2.

the ratification of the appointment of Schwartz, Levitsky, Feldman, LLP (“SLF”) as auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and to authorization of the Company’s Board of Directors to fix the auditors’ remuneration (“Proposal No. 2”); and

3.	the approval of a consulting agreement between the Company and Northeast Industrial Partners LLC (“Proposal No. 3”).

The Board recommends that you vote FOR: (i) the election of the five (5) Director nominees proposed by the Board in this Proxy Statement (ii) the appointment of SLF as our auditors and the authorization of the Board to fix the auditors’ remuneration; and (iii) the approval of the consulting agreement between the Company and Northeast Industrial Partners LLC, a copy of which is annexed hereto as Exhibit A (referred to herein as the “Northeast Consulting Agreement”).

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

How many votes do I get?

Each share of common stock is entitled to one vote. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder.

•	You are a record shareholder if your name appears on your share certificate.

•

You are a non-record shareholder if your shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

If you are a non-record shareholder, your intermediary will send you a voting instruction form or proxy form with this Proxy Statement. This form will instruct the intermediary how to vote your shares at the Meeting on your behalf. You should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help. The Company intends to pay for delivery of proxy materials to beneficial owners.

If you do not intend to attend the Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or through the Internet.

If you wish to vote in person at the Meeting, follow the instructions provided by your intermediary. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Meeting through the Internet. When you arrive at the Meeting, please register with the Inspector of Elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 10:00 a.m. (Eastern Daylight Time) on December 13, 2016, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the scheduled Meeting.

Record shareholders

If you are a record shareholder, a Proxy Card is enclosed with this Proxy Statement to enable you to vote, or to appoint a proxyholder to vote on your behalf, at the Meeting. Whether or not you plan to attend the Meeting, you may vote your shares by proxy by any one of the following methods:

By mail: Mark, sign and date your Proxy Card and send to TSX Trust Company (“TSX Equity”), 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1. TSX Equity must receive your Proxy Card not later than 10:00 a.m. (Eastern Daylight Time) on December 13, 2016 in order for your vote to be counted. If the Meeting is adjourned or postponed, TSX Equity must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting.

By Facsimile: Fax your Proxy Card to the attention of the Proxy Department 416-595-9593.

Via the Internet: Go to www.voteproxyonline.com and follow the instructions on the website prior to 10:00 a.m. (Eastern Daylight Time) on December 13, 2016.

We provide Internet proxy voting to allow you to vote your common stock online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can stockholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares of common stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I change my mind after I return my proxy?

If you are a non-registered Shareholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or through the Internet. Otherwise, contact your Intermediary if you want to revoke your proxy or change your voting instructions, or if you change your mind and want to vote in person. Any new voting instructions given to intermediaries in connection with the revocation with proxies must be received in sufficient time to allow intermediaries to act on such instructions prior to the deadline for the deposit of proxies of 10:00 a.m. (Eastern Daylight Time) December 13, 2016, or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the rescheduled Meeting.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again over the Internet as instructed above, by signing and dating a new Proxy Card and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the Annual Meeting, or by voting by ballot at the Annual Meeting. If you choose to submit a proxy multiple times whether by over the Internet or by mail, or a combination thereof, only your latest vote, not revoked and received prior to 10:00 a.m. (Eastern Daylight Time) on December 13, 2016 (or 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting) will be counted. A record shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, attendance at the Annual Meeting by a registered shareholder who has voted by proxy does not alone revoke such proxy.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, we must have a quorum, which means that one-third of our outstanding voting shares as of the record date must be present at the Annual Meeting. Based on 55,104,493 shares of common stock issued and outstanding as of the Record Date 18,368,164 shares of common stock must be present, in person or by proxy, for a quorum to be present at the Annual Meeting.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals.

Since our bylaws provide that approval of a proposal at an Annual Meeting of the stockholders is by the affirmative vote of a majority of the voting shares present, in person or by proxy, at an Annual Meeting of the stockholders, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. However, as described below, election of Directors is by a plurality of the votes cast at the Annual Meeting. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR any of the Nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of common stock in street name for their customers, are generally required to vote the shares of common stock in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares of common stock on routine matters, but not on non-routine matters (a “broker non-vote”). Proposal No. 1 and Proposal No. 3 are non-routine matters. Accordingly, if you have not provided your broker with voting directions on these proposal, your broker will not be able to vote your shares with respect to the election of directors or approval of the Northeast Consulting Agreement. Proposal No. 2, the ratification of the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm is considered a routine matter, and brokers will be able to vote your shares if you have not provided voting directions with respect to Proposal No. 2.

Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of Directors except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast. Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to Proposal No. 2 and Proposal No. 3 will have the same effect as a vote against such proposal. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

How many votes are needed to elect Directors and approve other proposals?

Proposal No. 1: The Nominees for election as Directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. The Nominees with the most votes will be elected. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR or AGAINST any of the Nominees.

Proposal No. 2: The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

Proposal No. 3: The approval of the consulting agreement between the Company and Northeast Industrial Partners LLP will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote AGAINST this proposal. A copy of the consulting agreement is annexed hereto as Exhibit A.

Will my shares of common stock be voted if I do not sign and return my Proxy Card?

If your shares of common stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares of common stock. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of common stock.

If your shares of common stock are registered in your name, and you do not sign and return your proxy card, your shares of common stock will not be voted at the Annual Meeting, unless you attend the Annual Meeting and vote your shares of common stock.

How are votes counted?

Your shares of common stock will be voted as you indicate on your proxy card. If you just sign your proxy card with no further instructions, your shares of common stock will be voted (a) FOR each nominee for election to the Board for terms expiring in 2016 (b) FOR Proposal No. 2. and (c) FOR Proposal No. 3.

Voting results will be tabulated and certified by the Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, our directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Additionally, we may hire a proxy solicitor to help reach the quorum requirement. We will pay a reasonable fee in relation to these services. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2017 Annual Meeting of Stockholders?

In order to be considered for inclusion in the 2017 proxy statement, stockholder proposals must be submitted in writing to our Secretary, Dean Thrasher, at Security Devices International Inc., 300-125 Lakeshore Road East, Oakville, ON L6J 1H3 Canada, and received no later than October 2, 2017, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held in calendar year 2017 is changed by more than 30 days from the date of this Annual Meeting.

Are there any proposals currently anticipated for the 2017 Annual Meeting of Stockholders?

There are no proposals currently anticipated for the 2017 Annual Meeting of Stockholders.

How can I obtain a copy of the Annual Report on Form 10-K or our Audited Financial Statements?

Our Audited Financial Statements are included in our Annual Report on Form 10-K and our other periodic and current reports are available on the Company’s website http://securitydii.com and on the SEC’s website at http://www.sec.gov. At the written request of any stockholder who owns shares of common stock as of the Record Date, we will provide to such stockholder, without charge, a paper copy of our Financial Statements as filed with the SEC, but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Financial Statements should be mailed to: 25 Sawyer Passway, Fitchburg, MA, USA 01420 Attention: Teresa Foster, Office Manager.

Additional information relating to the Company is also available on SEDAR at www.sedar.com. Financial information concerning the Company is provided in the comparative financial statements for the year ended November 30, 2015 and Management Discussion & Analysis (MD&A) for that financial year. Security holders may contact the Company to request copies of the Company’s financial statements and MD&A at the address set out above.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Questions

What is the current composition of the Board?

Our current bylaws require the Board to have at least one (1) and no more than ten (10) Directors. The current Board is composed of six (6) Directors, of whom five (5) standing for election at the Annual Meeting. Bryan Ganz, a current Director standing for election, was appointed to the Board on July 21, 2016, and Karen Bowling, a current Director standing for election, was appointed to the Board on October 20, 2016. Allen Ezer, a current Director, is not standing for election at the Annual Meeting. In accordance with the Bylaws of the Company, the Board of Directors intends to fix the number of Directors to five (5) following the Annual Meeting.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All Directors serve one-year terms until their successors are elected and qualified at the next annual meeting of our stockholders.

Who is standing for election this year?

The Board has nominated the following five (5) Nominees, for election at the Annual Meeting, to hold office until the 2017 annual meeting of stockholders:

  Dean Thrasher
  Keith Morrison
  Karim Kanji
  Bryan Ganz
  Karen Bowling

What if a Nominee is unable or unwilling to serve?

Should any one or more of these Nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees. In such event, the proxy representatives will vote proxies that otherwise would be voted for the named Nominees for the election of such substitute nominee or nominees.

How are Nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR each of the Nominees. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the election of all Nominees.

Information On The Board, Executive Officers, And Key Employees And Director Nominees

The following table and information that follows sets forth, as of November 1, 2016, the names, and positions of our directors and executive officers:

Name and Municipality of Residence	Current Office with the Company	Principal Occupation Last Ten Years	Director Since
Dean Thrasher Burlington, Ontario, Canada	Interim President, Chief Executive Officer and Director

Interim President and CEO of the Company since June 2016; COO at SDI October 2010 to June 2016, self-employed (investment banking) from December 2007 to October 2014; Executive Vice President, Mint Technology Corp. (TSXV pre-paid credit cards) July 2002 to December 2007; President, ecwebworks Inc. (e-commerce) from June 1999 to July 2002.

November 2013
Rakesh Malhotra Mississauga, Ontario, Canada	Chief Financial Officer and Treasurer

Chief Financial Officer appointed January 2007, a Canadian CA in Ontario and a CPA in Illinois. His occupation is that of a consultant to various private and public companies in Canada and the USA and serving as CFO with various public companies.

n/a

Keith Morrison Burlington, Ontario, Canada	Chairman of the Board

Chief Executive Officer at North American Nickel, December 2014 to present; CEO of Gedex Inc. September 2008 to November 2014; Director of Aeroquest International 2006-20012; October 2012 to present; Director with Marengo Mining Ltd., (TSX: MRN).

April 2014
Karim Kanji Burlington, Ontario, Canada	Director

CPA, CMA with MBA and L.LM designations. President, CEO and board Member of Lumen Dynamics from 2011-2014, Executive Officer Seals Ltd from 2010-2011, President of Clinicare Corporation from 2007-2009, Vice President Siemens from 1993-2007, various board positions from 1997-present.

September 2014
Bryan Ganz Weston, MA, USA	Director

Chief Executive Officer of Northeast Industrial Partners LLC, from January 2013 through current; CEO of Scudder Bay Capital LLC March 2009 through current. CEO of Maine Industrial Tire, January 2010 through December 2012. Executive Chairman of GPX International Tire & Rubber, January 2008 through December 2010. Co-CEO of GPX International Tire & Rubber, January 2006 through December 2007. Director of Arrhythmia Research Technologies, January 2016 through March 2016. Director Boston CASA January 2013 through current.

July 2016
Allen Ezer* Mississauga, Ontario, Canada	Director

Serving as director of the company. VP Corporate Development of SDI January 2012, and as Executive Vice-President since January 2013 to September 2016; director with Goldspike Exploration (TSXV mineral exploration corporation) since May 2012, as well as Cambrian Corp. (junior exploration); CIBC Wood Gundy from November 2002 to December 2011, associate investment advisor.

October 2012
Karen Bowling Jacksonville Beach, Jacksonville, FL USA	Director

Chief Executive Officer at WiseEye AI August 2016 to Present, Public Affairs Director at Foley & Lardner LLP, 2015 to Present, Chief Administration Officer for the city of Jacksonville, FL, 2011-2014, and Co-Founder and CEO of the Solantic Walk-In Urgent Care Centers, 2001-2011. Over a dozen board position 1993 to Present.

October 2016

* Mr. Ezer is not standing for election at the Annual Meeting.

The following is a description of the business background of our directors, executive officers and director nominees.

Rakesh Malhotra, 59, Mr. Malhotra has been SDI's Chief Financial Officer since January 7, 2007. Mr. Malhotra is a certified public accountant in Illinois, and a Canadian CPA, CA in Ontario. Mr. Malhotra graduated with a Bachelor of Commerce (Honors) from the University of Delhi (India), and has served as CFO for Pacific Copper Corp. (OTC-BB Mining Exploration) from April 2007 to October 2013; Infrastructure Materials Corp. (OTC-BB and TSXV Mining Exploration) from October 2009 to present; Dynamic Fuel Systems Inc. (TSXV Manufacturing) from June 2009 to June 2011 and June 2013 to July 2014; Uranium Hunter Corp. (OTC-BB Mining Exploration) from March 2007 to March 2010; Yukon Gold Corporation Inc. (OTC-Pink Sheets Mining Exploration) from November 2005 to August 2010 and November 2011 to present (filing on SEDAR).

Dean Thrasher, 53, Mr. Thrasher has been CEO and Interim President of the Company since June 2016, COO of the Company since October 2010. Mr. Thrasher has been self-employed in the investment banking sector dating from December 2007 to October 2014;

Executive Vice President of Mint Technology Corp. (TSXV listed company - pre-paid credit cards) July 2002 to December 2007; and President, ecwebworks Inc. (e-commerce) from June 1999 to July 2002.

Bryan Ganz, 58, Mr. Ganz has been a director of the Company since July 2016. Mr. Ganz has been the chief executive officer of Northeast Industrial Partners LP since 2013, the Chief Executive Officer of Scudder Bay Capital LLC since March 2009 and a director of Boston CASA since January 2013. Mr. Hanz served as Chairman of the Board and Chief Executive Officer of Main Industrial Tire from January 2010 through December 2012. Mr. Ganz served as the Executive Chairman of GPX International Tire & Rubber, January 2008 through December 2010 and the Co-CEO of GPX International Tire & Rubber, January 2006 through December 2007. Mr. Ganz was a Director of Arrhythmia Research Technologies, January 2016 through March 2016.

Allen Ezer, 40, Mr. Ezer has been a director and Executive Vice-President of the Company since January 2012. Mr. Ezer has been a director with Goldspike Exploration (TSXV mineral exploration corporation) since May 2012, as well as Cambrian Corp. (junior exploration); CIBC Wood Gundy November 2002 to December 2011, associate investment advisor.

Keith Morrison, 56, Mr. Morrison currently serves as the Chief Executive Officer at North American Nickel. He was the Chief Executive Officer of Gedex Inc. from September 2008 to March 2015; Director of Aeroquest International (TSX:AQL) 2006 to 2012 (a global airborne geophysical services company); Director or Marengo Mining Ltd. October 2012 to present (TSX:MRN) an exploration company.

Karim Kanji, 48, Mr. Kanji is a senior, global executive with a proven track record in positioning companies for growth, profitability and acquisition. Karim’s wide-ranging competencies include macro corporate strategies, operational planning, M&A tactics, paths for growth, product development, cost reduction, cash management, and commercial / legal compliance. Mr. Kanji’s tenures include; President and CEO Lumen Dynamics (managed a successful sale of the company in November 2013), President Clinicare/Chartcare IT Services (negotiated the company’s divestiture in year-two of his contract), Vice President of Mergers & Acquisitions at Siemens Canada, General Manager and Finance Director Siemens Canada and has served on several boards of both public and private entities. Karim also holds several degrees including his eMBA, MBA, CPA, CMA, and his masters in law from Osgoode Hall.

Karen Bowling, 61, Ms. Bowling brings more than 25 years of diverse executive management experience to the board of SDI. Some of her skill-sets include; government affairs, lobbying, public relations, government procurement, marketing, communications, operations, and local and state level legislation. Ms. Bowling has also spent part of her career in the less-lethal sector for a long-range acoustic hailing device company. Karen’s recent positions include; Public Affairs Director at Foley & Lardner LLP, CEO at WiseEye AI, (an artificial intelligence company focussed on the healthcare sector for CT scan identification and classification), Chief Administration Officer for the city of Jacksonville, FL (with a budget in excess of one billion dollars and over 5,000 employees), and Co-Founder and CEO of the Solantic Walk-In Urgent Care Centers. Ms. Bowling has sat on and chaired numerous boards across a dozen sectors, and has recently been Gubernatorial appointed to the board of the Florida State College in Jacksonville.

Relationships between Directors and Officers

There are no family relationships between any officer or director of SDI.

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Legal Proceedings, Cease Trade Orders and Bankruptcy

Except as noted below, to our knowledge, none of our directors, executive officers or any of our stockholders holding more than 5% of any class of our voting securities, or any associate of any such director, officer or stockholder is a party adverse to us or any of our subsidiaries or has an interest adverse to us or any of our subsidiaries. None of our directors or executive officers is, as of the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company), that:

(a)

was subject to a cease trade order (except as listed below), an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Rakesh Malhotra, SDI’s CFO, served as the CFO for Pacific Copper Corp., a US reporting issuer from April 2007 to October 2013. On October 28, 2008, Pacific Copper Corp. received a cease trade order (the “CTO”) from the British Columbian Securities Commission (the “BCSC”). By its terms, the CTO was issued for not filing a technical report under ‘Canadian National Instrument 43-101 Standards of Disclosure for mineral projects (“NI 43-101”) with respect to its material copper oxide projects in Chile in support of mineral reserve and mineral reserve estimates and results of a preliminary assessment, after having made public disclosures regarding such properties. On May 8, 2009, the BCSC revoked its CTO against the Company. In order to comply with legislation, Pacific Copper Corp. filed technical reports under Canadian National Instrument 43-101 with respect to each of the mineral projects.

On March 8, 2012, Pacific Copper Corp. received an additional CTO from the BCSC, the effect of which is limited to the Province of British Columbia. The CTO was issued for failure to file comparative annual financial statements for its financial year ended October 31, 2011 as required under Part 4 of National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102") and section 5(b) of British Columbia Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets ("BCI 51-509"); a Form 51-102F1 Management's Discussion and Analysis for the period ended October 31, 2011 as required under Part 5 of NI 51-102 and section 5(b) of BCI 51-109; and a Form 51-102F2 Annual Information Form for the year ended October 31, 2011 as required under section 5(c) of BCI 51-509. Pacific Copper Corp. filed its annual financial statements for its financial year ended October 31, 2011, Form 51-102F1 Management's Discussion and Analysis for period ended October 31, 2011, and Form 51-F2 Annual Information Form for the year ended October 31, 2011. As a result, on March 15, 2012, the BCSC revoked the CTO issued on March 8, 2012.

Bryan Ganz, a director of the Company, served as the chief executive officer of GPX International Tire &Wheel, Co. (“GPX”) In 2007 Titan Tire & Wheel and Bridgestone Tire filed an anti-dumping and countervailing duty suit against GPX.. The suit alleged that GPX was dumping products produced in a Chinese factory and receiving subsidies from the Chinese government. The Court of International Trade decided for the plaintiffs and imposed a 44% duty on all GPX products coming into the United States. Although GPX was ultimately successful in the Federal District Court and Federal Appeals Court in overturning the decision of the Court, International Trade (CIT) (in a unanimous decision in December of 2011), it was too late as the company had been forced to file for bankruptcy protection when its lender group called the loan at the time the CIT decision was originally rendered in mid-2009.

None of our directors or executive officers, and none of our stockholders holding a sufficient number of our securities to affect materially the control of the Company:

(a)

is, as at the date of this Proxy Statement, or has been within the 10 years before the date of this annual report, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or stockholder; or

(c)

has, within 10 years before the date of this Proxy Statement, been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(d)

has, within 10 years before the date of this Proxy Statement, been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the United States Exchange Act of 1934, as amended (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, executive officers nor any stockholder holding 5% or more of any of our securities has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

CORPORATE GOVERNANCE

The Board Structure

General Structure

Our current bylaws require the Board to have at least one (1) and no more than ten (10) Directors. The current Board is composed of six (6) directors.

Director Independence

We have six (6) directors, including four independent directors, as follows:

  Dean Thrasher
  Keith Morrison (Independent)
  Karim Kanji (Independent)
  Allen Ezer (Independent)
  Bryan Ganz
  Karen Bowling (Independent)

Following the Annual and Special Meeting of Shareholders, if five directors are elected the Board intends to fix the size of the Board at five members.

An “independent” director is a director whom the Board has determined satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) and under section 803A of the NYSE MKT LLC Company Guide (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

Board Leadership Structure

The Company’s Board of Directors is responsible for overseeing the business and affairs of the Company. Members of the Board are kept informed of our business through discussions with the President and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board is currently comprised of Keith Morrison, who serves as our Chairman. We have four independent directors and two directors who are not independent. The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time.

Meetings Of The Board And Board Member Attendance At Annual Meetings

During the fiscal year ended November 30, 2015, the Board held 18 meetings.

Board members are not required to attend the Annual Meeting.

Communications To The Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Dean Thrasher, Security Devices International Inc., 25 Sawyer Passway, Fitchburg, MA, USA 01420. Our Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. Our Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

Our Board has established four board committee: the Audit Committee, the Compensation Committee, the Disclosure Committee, and the Nominating Governance Committee.

The information below sets out the current members of our Committees and summarizes the functions of each committee.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee is comprised of Dean Thrasher, Keith Morrison, and Karim Kanji. Mr. Morrison and Mr. Kanji are independent directors under Section 10A-3 of the Exchange Act and the audit committee rules of the NYSE MKT LLC. Karim Kanji is the Chairman of the Audit Committee. Karim Kanji satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-K of the rules of the Securities and Exchange Commission.

The Audit Committee will meet with management and our external auditors if necessary, to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

The Audit Committee is mandated to monitor our audit and the preparation of financial statements and to review and recommend to the Board all financial disclosure contained in our public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to management, the Audit Committee and to the Board. The Audit Committee and the Board each have the authority to terminate the external auditor’s engagement (subject to confirmation by stockholders). The Audit Committee will also approve in advance any services to be provided by the external auditors, which are not related to the audit.

During the fiscal year ended November 30, 2015, the Audit Committee met four times. The Audit Committee expects to meet as needed during the upcoming fiscal year.

Audit Committee Report

Our Audit Committee oversees our financial reporting process on behalf of the Board. The Committee has three members, two of which are “independent” as determined under Rule 10A-3 of the Exchange Act, and the rules of the NYSE MKT LLC. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing (1) the integrity of our financial reporting and internal control, (2) independence and performance of our independent auditors, and (3) provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2015 financial statements, the Audit Committee reviewed the 2015 audited financial statements with management and our independent auditors. The Audit Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee may meet with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence.

The Audit Committee and the Board have recommended the selection of Schwartz, Levitsky, Feldman, LLP as our independent auditors for the fiscal year ending November 30, 2016.

Compensation Committee

Our Compensation Committee is comprised of Dean Thrasher, Keith Morrison, and Bryan Ganz. The committee oversees remuneration of management and the board of directors on behalf of the Board. The Committee has three members, one of which is “independent” as determined under Rule 10A-3 of the Exchange Act, and the rules of the NYSE MKT LLC (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

The Committee operates under a written charter adopted by the Board.

The Committee’s responsibilities include reviewing succession and leadership plans and making appropriate recommendations to the Board at least annually regarding the appointment, succession and remuneration of the Company’s senior officers (including the President and Chief Executive Officer). The Committee reviews as necessary any recommendations of officer appointments or terminations. The Committee also reviews at least annually the assessment of the performance of the Company’s senior officers.

During the fiscal year ended November 30, 2015, the Compensation Committee met once. The Compensation Committee expects to meet as needed during the upcoming fiscal year.

Governance and Nominating Committee

Our Governance and Nominating Committee is comprised of Allen Ezer, Keith Morrison and Karim Kanji. The Committee has 3 members, 3 of which are “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT LLC. The Committee operates under a written charter adopted by the Board (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

The committee oversees corporate governance matters and is responsible for (1) identifying individuals qualified to become Directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board; (2) providing recommendations to the Board regarding the competencies and skills the Board, as a whole should possess, and the qualifications of its Directors; (3) recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures; (4) reviewing the composition and mandate of the Board and each committee of the Board.

During the fiscal year ended November 30, 2015, the Nominating Governance Committee did not meet. The Nominating Governance Committee expects to meet as needed during the upcoming fiscal year.

Disclosure Committee

Our Disclosure Committee is comprised of Karim Kanji, Keith Morrison and Dean Thrasher. The Committee has 3 members, 2 of which is “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT LLC. The Committee operates under a written charter adopted by the Board (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

The Disclosure Committee is responsible for ensuring timely and proper disclosure of all material events, for reviewing all disclosures made, and for ensuring adherence to the Company’s Confidentiality & Securities Trading Policy.

During the fiscal year ended November 30, 2015, the Disclosure Committee did not meet. The Disclosure Committee expects to meet as needed during the upcoming fiscal year.

Director Compensation Agreements

Except as described under “Executive Compensation Agreements” below, there are no service contracts with any of our directors and there is no arrangement or agreement made or proposed to be made between us and any of our directors pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of us or a change in the director’s responsibilities following such change in control.

Compensation of Directors

The Compensation Committee will make recommendations of any compensation to be paid to the board of directors for the fiscal year 2016.

Other Governance Matters

The Role of the Board in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by Karim Kanji, and two of three directors are independent that sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as our financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks.

We also have a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

•	Provide that risks are identified, monitored, reported, and priced properly;

•	Define and communicate the types and amount of risk the Company is willing to take; and

•	Promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Code of Ethics

The Board has adopted a written code of business conduct and ethics (the “Code of Ethics”) for our Directors, officers and employees that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Employees, officers and Directors are required to maintain an understanding of, and ensure that they comply with, the Code of Ethics.

Employees, officers and Directors are required to report violations of the Code of Ethics to the Chief Executive Officer or the Chair of the Board. The Board is not aware of any breach of the Code of Ethics by any Director or officer during the period since its adoption on January 14, 2015.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation awarded to or paid to the (i) the person serving as CEO of the Company during 2015, (ii) the person serving as CFO of the Company during 2015, and (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at November 30, 2015 (together, the “Named Executive Officers”) for the fiscal years ended November 30, 2015 and 2014.

During the fiscal years ended November 30, 2015 and 2014, the Board made grants of cash and grants of options to certain directors and executives, the value of such grants of options and cash are indicated in the compensation table below.

Name and Principal Position	Year	Salary	Bonus	Stock Stock Awards	Options Option Awards	Non-Equity Incentive Plan Non-Equity Incentive Compensation	Non-Qualified Deferred Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gregory Sullivan, Former CEO & Director (5)	2015 2014	- -	- -	- -	131,482 70,558	- -	- -	135,966 155,774	267,448(1) 226,332(1)
Rakesh Malhotra, CFO	2015 2014	- -	- -	- -	40,132 -	- -	- -	35,717 38,700	75,849(2) 38,700(2)
Dean Thrasher, Interim President, CEO & Director (6)	2015 2014	- -	- -	- -	70,423 225,786	- -	- -	221,217 230,890	291,640(3) 456,676(3)
Allen Ezer, Executive Vice- President & Director	2015 2014	- -	- -	- -	97,672 70,558	- -	- -	82,260 99,365	179,932(4) 169,923(4)

1.

For the 2015 fiscal year, $135,966 was paid in cash for services rendered. For the 2014 fiscal year, $155,774 was paid in cash for services rendered. In fiscal 2015 and 2014, Mr. Sullivan was granted 150,000 and 250,000 options respectively, which vested immediately. In 2015, the Company extended the expiry date of 397,000 warrants issued to Mr. Sullivan in 2010 from original expiry date of September 30, 2015 to September 23, 2019. In addition, in 2015, the Company extended the expiry date of 400,000 warrants issued to Mr. Sullivan in 2012 from original expiry date of January 4, 2016 to September 23, 2019.

2.

For the 2015 fiscal year $35,717 was paid in cash for services rendered. For the 2014 fiscal year, $38,700 was paid in cash for services rendered. For services, Mr. Malhotra was issued 50,000 options in 2015 which vested immediately. In 2015, the Company extended the expiry date of 175,000 warrants issued to Mr. Malhotra in 2010 from original expiry date of September 30, 2015 to September 23, 2019. Mr. Malhotra is the CFO of the Corporation, and works on an hourly basis.

3.

A corporation that is 50% owned by Mr. Thrasher received $221,217 in cash for its services rendered during the 2015 fiscal year and $230,890 in cash for its services rendered in the 2014 fiscal year. The corporation was issued 800,000 options in 2014. In 2015, the Company extended the expiry date of 800,000 warrants issued to the Corporation in 2012 from original expiry date of January 4, 2016 to September 23, 2019.

4.

A corporation that is under common control with Mr. Ezer received $82,260 in cash for his services rendered during the 2015 fiscal year and $99,365 in cash for services rendered during the 2014 fiscal year.

5	Mr. Sullivan resigned effective July 15, 2016

6.	Mr. Thrasher was appointed interim CEO and President effective July 16, 2016.

Executive Compensation Agreements

As further described below, we are a party to a consulting contract which provided the services of Dean Thrasher for 14 remaining months, in each case with renewal features at the expiry dates. The renewals are not automatic. Pursuant to the agreements, compensation is payable for termination of their contracts in certain circumstances, including termination without cause and change of control. The agreements provide for the payment of compensation that will be triggered by a termination of the agreement by either us or the executive officer following a change of control of us, or by us at any time, other than for “cause.”

1.        The Company has entered into a consulting agreement effective October 1, 2014 with Level 4 Capital Corp. (“L4”), and ending December 31, 2017. L4 is 50% owned by our Chief Executive Officer Dean Thrasher. Effective August 1, 2016, L4’s remuneration was CAD$14,000 per month. At the discretion of L4, it may take remuneration in the form of cash or in common stock at a price of $0.40 per share. L4 has not exercised its right to accept compensation in shares. The agreement has the following terms.

(a)

The agreement shall be terminated once all services under the contract have been completed by L4. Those services include; guiding the Company’s manufacturer through all new product development, liaison with securities commissions in Canada and the US, working with US and Canadian counsel in all aspects, go to market strategy, budgeting, MD&A and financial reporting assistance with CFO, work with board of directors, and logistics of the products.

(b)

Upon a change in control of L4, the Company has the right to terminate this agreement with 90 days notice. In the event of termination without cause due to change in control brought about by a sale, lease, merger or transfer, the Company must pay L4 eighteen months of fees.

(c)	Either party may terminate the consulting agreement with mutual written consent.

Except as described above, there are no service contracts of any of Named Executive Officers and there is no arrangement or agreement made or proposed to be made between us and any of our Named Executive Officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of us or a change in the Named Executive Officer’s responsibilities following such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the stock options and stock appreciation rights outstanding to our Named Executive Officers and directors, which are outstanding as of November 30, 2015.

Option/Warrant Awards						Stock Awards
Name	Number of securities underlying unexercised options/ warrants (#) exercisable	Number of securities underlying unexercised options/ warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/ Warrant exercise price ($)	Option/ Warrant expiration date	Number of shares or units of stock that have not vested (#)	Market shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
Gregory Sullivan, Former CEO	1,197,000(1)	-	-	0.13 – 0.47	Sept. 2019 – Oct. 2020	-	-	-	-

Rakesh Malhotra, CFO and Treasurer	245,000(2)	-	-	0.13 - 0.29	Sept. 2019-Oct 2020 –	-	-	-	-
Dean Thrasher, COO (Interim CEO effective July 16, 2016)	800,000(3)	-	-	0.13-0.36	Sept 2019-Sept. 2019	-	-	-	-
Allen Ezer Executive Vice-President	1,200,000(4)	-	-	0.13 – 0.36	Aug. 2016 – Oct, 2020	-	-	-	-
Keith Morrison, Director	1,000,000(5)	-	-	0.29-0.32	May, 2019-Oct., 2020	-	-	-	-
Karim Kanji, Director	850,000(6)	-	-	0.29-0.36	Sept., 2019-Oct., 2020	-	-	-	-
David Goodbrand, Director	200,000(7)	-	-	0.29-0.45	Oct., 2016-Oct., 2020	-	-	-	-

(1)

Mr. Sullivan holds 400,000 options and 797,000 warrants. The strike price of Mr. Sullivan’s options/warrants range from $0.13 to $0.35, with expiry dates from October 1, 2015 to October 19, 2020. Mr. Sullivan resigned effective July 15, 2016.

(2)	Mr. Malhotra holds 50,000 options and195,000 warrants with a strike price ranging from $0.13 - $0.29 and expiry dates ranging from September 23, 2019 to October 19, 2020.

(3)

Level 4 Capital Corp., a company in which Mr. Thrasher owns a 50% interest, was issued 800,000 options on September 11, 2014 (exercisable at $0.36 until September 10, 2019) and 800,000 compensation warrants on January 4, 2012 (exercisable at $0.13 until September 23, 2019). Of the 800,000 options and 800,000 compensation warrants, Mr. Thrasher is entitled to 50%.

(4)

Mr. Ezer holds 550,000 options and 650,000 warrants through a company he owns (Lumina Global Partners Inc.). The strike price of Mr. Ezer’s warrants/options range from $0.13 to $0.36, with expiry dates from August 9, 2016 to October 19, 2020.

(5)	Mr. Morrison holds 1,000,000 stock options. The strike price of Mr. Morrison's options range from $0.29 to $0.32, with expiry dates from May 8, 2019 to October 19, 2020.

(6)	Mr. Kanji holds 850,000 stock options. The strike price of Mr. Kanji's options range from $0.29 to $0.36, with expiry dates from September 10, 2019 to October 19, 2020.

(7)	Mr. Goodbrand holds 200,000 stock options. The strike price of Mr. Goodbrand’s options range from $0.29 to $0.45, with expiry dates from October 25, 2016 to October 19, 2020.

Retirement, Resignation or Termination Plans

We do not sponsor any plans, that would provide compensation or benefits of any type to an executive upon retirement, or any plans that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company, except as described under “Executive Compensation Agreements” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of November 1, 2016 regarding the ownership of our common stock by:

  each person who is known by us to own more than 5% of our shares of common stock; and
  each Named Executive Officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on shares of common stock outstanding as of November 1, 2016.

For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following November 1, 2016 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Principal Stockholders

Title of Class	Name of Beneficial Owner(1)	Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Shares	Percent of Class
Common Stock, Warrants	Alpha North Asset Management	333 Bay Street Suite 630 Toronto, Ontario M5H 2R2 Canada	4,974,378 (1)	11.1%
Common Stock	NLW1 LLC	12 South Main Street Suite 203 Norwalk, CT 06854	7,575,757	13.7%
Common Stock	REF Securities & Co.	12 South Main Street Suite 203 Norwalk, CT 06854	2,898,765	5.3%

(1)

Beneficial ownership is determined in accordance with the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

Security Ownership of Management

The following table sets forth, as of November 1, 2016, certain information regarding the beneficial ownership of our common stock and the percentage of shares beneficially owned by (i) the person serving as CEO of the Company during 2015, (ii) the person serving as CFO of the Company during 2015, and (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at November 30, 2015 (together, the “Named Executive Officers”) and each Director, and all current Directors and current executive officers of the Company as a group. The mailing address for each Named Executive Officer and Director is: c/o Security Devices International, Inc. 25 Sawyer Passway, Fitchburg, MA 01420.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Shares	Percent of Class
Common Stock, Options, Warrants	Gregory Sullivan, Former Chief Executive Officer and Director	2,167,000 (2)	4.0%

Options, Warrants	Rakesh Malhotra, Treasurer and Chief Financial Officer	245,000 (3)	0.4%
Common Stock, Options, Warrants	Dean Thrasher, President, Chief Executive Officer and Secretary	1,600,000 (4)	2.9%
Common Stock, Options, Warrants	Allen Ezer, Executive Vice-President	1,260,000 (5)	2.3%
Options	David Goodbrand, (Former Director)	200,000 (6)	0.4%
Common Stock, Options	Keith Morrison, Director	1,190,000(7)	2.2%
Options	Karim Kanji, Director	850,000(8)	1.6%
Common Stock	Bryan Ganz, Director	488,851(9)	0.9%
	Total for Officers and Directors	8,000,851	14.7%

(1)

Beneficial ownership is determined in accordance with the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)	Includes options/warrants exercisable to acquire 1,197,000 shares of common stock.

(3)	Includes option/ warrants exercisable to acquire 245,000 shares of common stock

(4)

Includes options/warrants exercisable to acquire 800,000 shares of common stock. These securities are in the name of Level 4 Capital Corp. Mr. Thrasher does not control Level 4 Capital Corp., but is a 50% beneficial owner.

(5)	Includes options/warrants exercisable to acquire 1,200,000 shares of common stock.

(6)	Includes vested options exercisable to acquire 200,000 shares of common stock

(7)	Includes vested options exercisable to acquire 1,000,000 shares of common stock

(8)	Includes vested options exercisable to acquire 850,000 shares of common stock

(9)	These securities are held in the name of Northeast Industrial Partners LLC, an entity controlled by Mr. Ganz.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

As of the Record Date, we had approximately 53 stockholders of record listed on our stock ledger.

INTEREST OF CERTAIN PERSONS AND CORPORATIONS IN MATTERS TO BE ACTED UPON

Except as described below, other than each director's and officer's interest in the Company's Stock Option Plan, no person who has been a director or executive officer of the Company since the beginning of the last financial year and no associate or affiliate of any such director or executive officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting.

Bryan Ganz, a Director of the Company who is standing for election at the Annual Meeting, controls Northeast Industrial Partners LLC. Shareholders are being asked to approve the Consulting Agreement between the Company and Northeast, a copy of which is annexed hereto as Exhibit A. For more information regarding the Northeast Consulting Agreement and Mr. Ganz, see the section entitled “Proposal No. 3” herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, senior officers or principal stockholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, since the beginning of the fiscal year ended November 30, 2015, or in any proposed transactions, in which such person had or is to have a direct or indirect material interest.

Related party transactions are reviewed and approved by the Board.

Purchases of Securities

During and subsequent to the fiscal year ending November 30, 2015, our officers, directors and 10% stockholders purchased our securities on the following terms:

Officer, Director, 10% Stockholder	Type of Security	Amount	Price of Security	Date of Purchase
NLW1 LLC	common stock	7,575,757	USD$0.33	June 19, 2015

Other than compensatory arrangements described under “Executive Compensation” and the transactions described above, we have had no other transactions, directly or indirectly, during the past fiscal year with our directors, senior officers or principal stockholders, or any of their associates or affiliates in which they had or have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE AUDITOR

What am I voting on?

The Audit Committee has selected Schwartz, Levitsky, Feldman, LLP to be the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending November 30, 2016.

This proposal seeks stockholder ratification of the appointment of Schwartz, Levitsky, Feldman, LLP.

Information About the Auditor

Schwartz, Levitsky, Feldman, LLP was the Independent Registered Public Accounting Firm for the Company during the fiscal years ended November 30, 2015 and 2014.

If a representative of Schwartz, Levitsky, Feldman, LLP does attend the Annual Meeting, they will be given an opportunity to make a statement, should they choose to do so. We do not know if the representative, if one does attend the Annual Meeting, would make himself or herself available for questions at the Annual Meeting.

Auditor Fees

Audit Fees

The aggregate fees billed by our auditors for professional services rendered in connection with the audit of our annual consolidated financial statements for fiscal 2015 and 2014 included in our Forms 10-K for fiscal 2015 and 2014 were $23,800 and $35,450, respectively.

Audit-Related Fees

The aggregate fees billed by our independent registered public accounting firm for any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements including review of the quarterly financial statements for fiscal year 2015 and 2014 and are not reported under “Audit Fees” above were $11,100 and $16,800, respectively.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning for fiscal 2015 and 2014 were $0 and $0, respectively.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services rendered to us, for fiscal 2015 and 2014 were $0 and $0, respectively.

The Audit Committee does not have any formal pre-approval policies and procedures for non-audit services undertaken by the registered public accounting firm.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the appointment of the independent registered public accounting firm.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

BE IT RESOLVED, that appointment of Schwartz, Levitsky, Feldman LLP as the independent registered public accounting firm of the Company, is hereby approved.

Overview of the Company’s Stock Option Plan

Effective May 31, 2013, the Company adopted its incentive stock option plan (the “Stock Option Plan”), which replaced the prior stock option and stock bonus plans, as ratified by the Company’s shareholders at the Company’s 2015 Annual Meeting of Shareholders. As a result, all outstanding options to purchase common stock granted by the Company under the prior plans are now governed by the Stock Option Plan and the Company’s prior plans (an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan, and a Stock Bonus Plan) have been terminated.

We have not granted any options which are subject to ratification by stockholders. The table below shows securities issued under our Stock Option Plan as of November 30, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	7,244,000	$0.28	2,135,857
Equity compensation plans not approved by security holders	--		--
TOTAL	7,244,000	$0.28	--

(1)        As a condition precedent to the TSXV issuing its final acceptance of listing of the common stock on the TSXV, all of the warrants previously issued by the Company as payment for services (the “Compensation Warrants”), being warrants to purchase 4,212,045 shares of common stock, were counted as if they had been issued under the Stock Option Plan, thereby reducing the number of options which may otherwise be granted. As at November 1, 2016 there were 1,760,857 warrants to purchase common stock still outstanding.

Who is eligible to participate in the Company’s Stock Option Plan?

Any employee, officer, director, consultant, independent contractor, or director of or providing services to us or any parent, affiliate, or subsidiary of us is eligible to be designated a participant in the Stock Option Plan.

Currently, this includes, but is not limited to, the following directors and executives:

•	Dean Thrasher, Chief Executive Officer, Director
•	Rakesh Malhotra, Chief Financial Officer
•	Allen Ezer, Director
•	Keith Morrison, Director
•	Karim Kanji, Director
•	Bryan Ganz, Director
•	Karen Bowling, Director

In total there are approximately 12 officers, directors, employees, and consultants eligible under the Stock Option Plan.

What benefit amounts will be received under the Stock Option Plan?

The following is a summary of the current options outstanding under our Stock Option Plan, to current officers and directors:

Directors & Officers	Number of options granted	Number of vested options
Allen Ezer	550,000	550,000
Dean Thrasher	400,000	400,000
Rakesh Malhotra	50,000	50,000
Keith Morrison	1,000,000	1,000,000
Karim Kanji	850,000	850,000
Karen Bowling	350,000	350,000

PROPOSAL 3 — APPROVAL OF THE CONSULTING AGREEMENT WITH NORTHEAST INDUSTRIAL PARTNERS

In June, 2016, the Company entered into a consulting agreement (the “Northeast Consulting Agreement”) with Northeast Industrial Partners LLC (“Northeast”), commencing as of May 15, 2016. Under the Northeast Consulting Agreement, Northeast agreed to assist the Company with sales and marketing, expansion of the Company’s product range, review of operations, implementation of cost control measures, development of strategic alliances and financial oversight for a one-year term. A copy of the Northeast Consulting Agreement is attached hereto as Exhibit A.

For Northeast’s services, the Company agreed to issue Northeast a consulting fee (the “Consulting Fee”) of equal to shares of the Company’s common stock that equal USD$200,000 and payable in four quarterly installments of USD$50,000 due on each of August 15, 2016, November 15, 2016, February 15, 2017 and May 15, 2017. The stock is to be priced at the volume weighted average trading price per common share over the 20 day period preceding each of these due dates, provided that the price per share may not be lower than the greater of CAD$0.05 and the Discounted Market Price (as that term is defined in the policies of the TSX Venture Exchange.). The stock is to vest at the end of the contract with Northeast.

Northeast is controlled and headed up by Mr. Bryan Ganz, who was appointed to the Company’s Board of Directors in July, 2016. Mr. Ganz has more than 30 years of experience in sales management, manufacturing, new product design and development and mergers and acquisitions.

The first quarterly installment of the Consulting Fee was due on August 15, 2016 and the common stock was issued in September 2016. 488,851 common shares was issued at a price of $0.1322 per share, being the volume weighted average trading price per common share over the 20 day period preceding August 15, 2016.

The issuance of the Company’s common stock to Northeast under the Consulting Agreement was subject to the approval of the TSX Venture Exchange (the “Exchange”). The Exchange approved the issuance of the August, 2016 installment of common stock under the Consulting Agreement. However, the Exchange made its approval of subsequent issuances of common stock conditional upon disinterested shareholder approval. The reason for this requirement was that (i) Northeast became an insider of the Company upon Mr. Ganz’ appointment to the board of directors, and (ii) the Exchange has a policy of requiring disinterested shareholder approval if the issuance of shares will constitute an issuance to an insider of greater than 1% of the issued and outstanding shares during a twelve month period.

At the Annual Meeting, disinterested shareholders will be asked to approve the Consulting Agreement by ordinary resolution. If the Consulting Agreement is not approved, the Company will be forced to renegotiate the Consulting Contract, however Northeast will be entitled to retain the shares of Company stock issued to in August 2016.

In order to obtain disinterested shareholder approval, neither Northeast nor any of its affiliates or associates may vote on the resolution concerning the Consulting Contract. To the knowledge of the Company, Northeast and its associates and affiliates own 488,851 common shares of the Company, being the shares issued under the August, 2016 installment of the Consulting Agreement.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE CONSULTING CONTRACT.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

“BE IT RESOLVED THAT the consulting agreement between the Company and Northeast Industrial Partners LLC, executed by the Company on June 15, 2016 and with an effective date of May 15, 2016, is hereby approved.”

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

By Order of the Board of Directors,

/s/ Dean Thrasher

President, Chief Executive Officer and Secretary

November 14, 2016

Exhibit A

NORTHEAST
INDUSTRIAL PARTNERS

From:
Northeast Industrial Partners
107 Audubon Rd., Suite 201
Wakefield MA 01880
Att: Bryan Ganz
Bryan@neindustrialpartners.com

To:
Security Devices International Inc.
125 Lakeshore Rd. E, Suite 300
Oakville ON L6L 1H3
Att : Dean Thrasher, Chief Operating Officer

Dear Dean:

[redacted]

With this agreement Northeast Industrial Partners (NEIP) accepts a consulting assignment with SDI for a period of twelve months starting May 1, 2016 and running through April 30, 2017. The purpose of this consulting assignment will be to assist SDI in jump starting sales, reducing both product costs and operating costs, helping the Board put together a strong management team that can take the company to the next level and assisting the company in developing strategic alliances that can support the company both operationally and financially in order to put SDI on sound financial footing.

You have agreed that any assistance we provide to the company does not give rise to a lawyer-client relationship and that you have retained your own legal counsel to advise you on any legal matters that may arise as a result of NEIP's efforts.

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Similarly, NEIP is not acting as a broker-dealer nor are we giving any advice on the sale of securities. Rather, our role is limited to providing assistance to the company in the following areas:

Financial Review and Overhead Reduction Recommendations - NEIP will review the financial results of SDI in detail and provide the Board with an overview of operations with a specific emphasis on identifying risks that need to be addressed. In addition NEIP will provide specific recommendations for the reduction or elimination of operating overhead through the elimination of unnecessary expenses and redundant personnel.

NEIP will assist SDI in creating an operating budget. On a monthly basis, NEIP will review the financial results and provide management with constructive feedback regarding the financial performance of the company including performance to budget and identify areas for improvement.

Personnel Evaluation and Management Structure - NEIP will review personnel and provide its assessment to the Board along with its recommendation for each member of the management team. In the event new team members are needed to be recruited, NEIP will head up the process and provide the Board with a slate of pre-reviewed candidates for their consideration.

Sales & Marketing - NEIP will review the sales and marketing program and will provide management with specific recommendations for increasing sales. These recommendations may include sales promotions, targeted sales efforts, joint venture sales efforts, spiffs, blitzes and price re-alignments. In addition, NEIP will review the sales approach and make suggestions where appropriate for improving SDI's sales process. NEIP will make itself available to meet with large potential customers, particularly international customers, where NEIP can help close the sale. Finally, NEIP will use its own contacts in the military and law enforcement to create opportunities for additional business.

NEIP will start compiling industry data and including data on the size of the market, the size and price point of our competitors and the customer base for non-lethal (less-lethal) products.

Product Augmentation and Re-alignment - NEIP will review the current product line and make recommendations for augmentation and re-alignment. NEIP will then assist SDI in identifying sources for the products it does not currently have. These sources may be acquisition candidates, joint venture partners or third party manufacturers. NEIP will also work with NEIP to help the company reduce its product acquisition costs.

Strategic Alliances – NEIP will help SDI identify potential strategic partners that can assist SDI with access to markets and potentially providing operating capital. Once identified, NEIP will assist management in negotiating any agreement and will assist management's auditors in the due diligence process which may include creating historical and pro form financial statements showing the potential synergies that could be created in the event the envisioned transaction is

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an acquisition and / or merger. In the event an acquisition target is identified, NEIP will help SDI create a pitch book including combined pro forma financials that outlines the opportunity and highlights the synergies and advantages of bringing the two companies together.

Identify Sources of Capital - NEIP will help SDI identify sources of debt or equity capital to help it bridge to that point in time when the company is cash flow positive. NEIP will assist the company in putting together financial projections which can be used to present the company to potential investors.

Fee Structure

For services rendered by NEIP under this agreement, SDI will pay NEIP $250,000 USD. Of this amount, $50,000 shall be in cash and $200,000 shall be in stock of SDI. The payments shall be due as follows:

- First $25,000 in cash shall be due May 1, 2016
- Second $25,000 in cash shall be due July 1, 2016
- First $50,000 in stock shall be due August 15, 2016
- Second $50,000 in stock shall be due November 15, 2016
- Third $50,000 in stock shall be due February 15, 2017
- Fourth $50,000 in stock shall be due May 15, 2017.

The payments in stock are subject to the approval of the TSX Venture Exchange Inc. (the "Stock Exchange"). The number of shares of stock issued on a due date shall be calculated by dividing (i) the amount which is due, by (ii) the volume weighted average trading price per SDI common share on the Stock Exchange for the 20 day period preceding the due date (calculated by dividing the aggregate trading price of all common shares sold on the Stock Exchange during the period by the aggregate number of common shares sold on the Stock Exchange during the period). If the volume weighted average trading price is less than the minimum price permitted by the Stock Exchange, the price per common share used in the calculation shall be increased to the minimum amount permitted by the Stock Exchange.

Certificates representing the stock issued to NEIP under this agreement shall be held by SDI until the final installment of stock is due, at which time the certificates will be released to NEIP. Certificates will be issued as soon as reasonably possible after each due date, having regard to the requirement for filings and approvals from the Stock Exchange and the requirements of the SDI transfer agent.

In addition to any hold period and legending requirements under applicable United States federal and state law, the stock issued under this agreement may be subject to legending requirements and a four month hold period under Stock Exchange rules.

Board Seat

In the interim, prior to SDI's 2016 Annual General Meeting, Bryan Ganz will be appointed to the board of directors of SDI. Thereafter during the term of this agreement, SDI will nominate Bryan Ganz for re-election to the board. NEIP acknowledges that Bryan Ganz must be

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acceptable to the Stock Exchange and that he will resign as a director if his appointment is not acceptable to the Stock Exchange. In the event that Bryan Ganz is not acceptable to the Stock Exchange, NEIP shall have the right to substitute an alternate director that is acceptable to the board of directors of SDI.

Reasonable and Ordinary Expenses

NEIP will be reimbursed for all reasonable and ordinary expenses incurred in the due course of providing its services under this agreement. In the event that NEIP proposes to travel in the course of performing services hereunder, those travel related expenses shall be approved in advance by SDI. The engagement of consultants or experts by NEIP also shall be subject to the prior approval of SDI. NEIP will provide receipts and explanations on a timely basis to SDI and SDI agrees to process such payments as part of its normal payables procedures but in no case more than 30 days from receipt.

Company Cooperation

SDI shall provide NEIP its full cooperation including access to all pertinent information relating to both its historic financial and operating results as well as its projected financial and operating results. Additionally, SDI will share with NEIP any information in its possession relating to any proposed target company and will promptly advise NEIP if it learns of any material changes of that information, held. In conjunction with providing this information, SDI shall provide access to management personnel and staff as appropriate to answer questions and assist NEIP in performing its duties.

SDI represents to NEIP that SDI will not knowingly (i) provide any information to NEIP which contains any misstatement or untrue statements of a material fact or (ii) omit to state any and all material facts necessary to make the statements not false or misleading in light of the circumstances in which they were made. SDI will continue to inform NEIP of any material developments or matters that occur or come to the attention of SDI, its shareholders, directors, officers, members, employees or affiliates. In performing its services hereunder, NEIP shall be entitled to rely, without investigation, upon all information that is available from public sources as well as all other information supplied to it, by or on behalf of SDI or its advisors, and shall not be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of SDI's assets.

NEIP represents to SDI that NEIP's provision of information and representations to potential investors or financing parties (written and oral) shall be consistent with the information provided by SDI and shall not contain material misstatements, omissions or deviations from such information provided by SDI.

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Access to Company Materials

SDI shall provide NEIP access to documents, company data and other information and/or materials as may be necessary for NEIP to perform its duties. NEIP shall use such materials only for the purpose of this engagement and shall return all materials to SDI at the conclusion of the engagement.
NEIP acknowledges that it has executed a non-disclosure agreement dated May 2, 2016 in favour of SDI and that this non-disclosure agreement continues in effect and is binding on NEIP and its officers, directors and employees with respect to information received under this agreement.

Advice about Possible Outcomes

Either at the commencement of this engagement or during the course of our work, we may express opinions or beliefs regarding various matters or courses of action and the results that might be anticipated. Any such statement made by any representative of NEIP is intended to be an expression of an opinion only, based on information available to us at the time and should not be construed by you as a promise or guarantee.

SDI should consult with its own advisors concerning legal, tax, accounting or regulatory matters related to SDI and is responsible for making its own independent investigation and appraisal of the transactions contemplated by this agreement, and, except as otherwise provided herein, NEIP has no responsibility or liability to SDI or its creditors or security holders with respect to such matters.

Limitation of Liability

NEIP and SDI have discussed the risks and rewards associated with this agreement as well as the fee for services and agree to allocate certain of the risks so that to the fullest extent permitted by law, the total aggregate liability of NEIP and its officers, directors, shareholders, managers and employees to SDI and all third parties for all claims whatsoever related to the deliverables and services provided hereunder including any cause of action in contract, tort or strict liability shall not exceed the total amount of the fees actually paid to NEIP by SDI as set forth in this agreement. In no event shall NEIP be liable for any lost profits, incidental, exemplary, punitive or consequential damages.

Indemnification

SDI shall indemnify and hold harmless NEIP and its directors, officers, agents, consultants, employees, members and controlling persons (each an "NEIP Indemnified Person") from and

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against all losses, claims, damages or liabilities, including punitive damages, arising out of all actions, claims, proceedings and investigations made by third parties against NEIP and relating to the services provided by NEIP pursuant to this engagement and to reimburse each NEIP Indemnified Person for all reasonable legal and other out-of pocket expenses as incurred by each NEIP Indemnified Person in connection with investigating, preparing against or defending any such action, claim, proceeding or investigation. Such legal expenses will specifically include those incurred by NEIP in any action between NEIP and SDI relating to this paragraph, provided that such action is finally adjudicated in favor of NEIP. SDI shall not be so liable under this paragraph to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of any NEIP Indemnified Person

NEIP shall indemnify and hold harmless SDI and its directors, officers, agents, consultants, employees, members and controlling persons (each an "SDI Indemnified Person") from and against all losses, claims, damages or liabilities, including punitive damages, arising out of all actions, claims, proceedings and investigations made by third parties against SDI and relating to the services provided by NEIP pursuant to this engagement and to reimburse each SDI Indemnified Person for all reasonable legal and other out-of pocket expenses as incurred by each SDI Indemnified Person in connection with investigating, preparing against or defending any such action, claim, proceeding or investigation. Such legal expenses will specifically include those incurred by SDI in any action between SDI and NEIP relating to this paragraph, provided that such action is finally adjudicated in favor of SDI. NEIP shall not be so liable under this paragraph to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of any SDI Indemnified Person.

Independent Contractor

SDI acknowledges that it has retained NEIP solely to provide the services set forth in this agreement. In rendering such services, NEIP will act as an independent contractor, and NEIP owes duties arising out of this engagement solely to SDI and not to any other person, including SDI's creditors or security holders. SDI acknowledges that nothing in this agreement is intended to create duties to SDI beyond those expressly provided for in this agreement, and NEIP specifically disclaims the creation of any fiduciary relationships between, or the imposition of any fiduciary duties on, either party.

Termination

If either party fails to observe or perform any of its obligations under this agreement and that default continues for a period of 15 days after notice from the other party specifying the

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default, the non-defaulting party shall be entitled to give written notice to the defaulting party terminating this agreement.

Miscellaneous

- If any term of provision of this agreement is declared to be invalid or unenforceable by a court of competent jurisdiction, or if such term or provision of this agreement shall be severable from and shall not affect the validity of any other term or provision of this agreement.
- This agreement shall be governed by the laws of the state of Delaware.
- This agreement constitutes the entire understanding of the parties and may be modified, amended or cancelled only by a written instrument executed by both parties.

Northeast Industrial Partners

By: [redacted]

Date June 14, 2016

Security Devices International Inc.

By: [redacted] DEAN THRASHER/COO

Date June 15, 2016

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